Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 7, 2024, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-281204) and related Prospectus of Cartesian Therapeutics, Inc. for the registration of 6,501,150 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
September 9, 2024